EXHIBIT 16.1

September 22, 2009

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Commissioners:

We have read the statements made by Classic Costume Company, Inc. which was filed with the Commission, pursuant to Item 4.01 of Form 8-K/A, as part of the Company’s Form 8-K/A report dated August 13, 2009 and filed on September 22, 2009. We agree with the statements made, as amended, concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ Sherb & Co., LLP

Sherb & Co., LLP